Exhibit 99.1

Transocean Ltd. Investor Relations and Communications Dept.
Analyst Contact:	Gregory S. Panagos + 1 713-232-7551	News Release FOR RELEASE: August 5, 2009
Media Contact:	Guy A. Cantwell +1 713-232-7647

TRANSOCEAN LTD. REPORTS

SECOND QUARTER 2009 FINANCIAL RESULTS

ZUG, SWITZERLAND—Transocean Ltd. (NYSE: RIG) today reported net income attributable to controlling interest for the three months ended June 30, 2009 of $806 million, or $2.49 per diluted share, compared to net income attributable to controlling interest of $1.065 billion, or $3.31 per diluted share for the three months ended June 30, 2008. Revenues for the second quarter of 2009 were $2.882 billion compared to $3.102 billion for the second quarter of 2008.

Second quarter 2009 results were adversely impacted by certain net charges, after tax, totaling $96 million, or $0.30 per diluted share, as follows:

•

$67 million of write-downs to fair market value for the GSF Arctic II and GSF Arctic IV semisubmersible rigs held for sale, as well as an impairment of an intangible asset related to drilling management services, and

•

A $29 million net loss primarily related to discrete tax items, the retirement of debt, the sale of an interest in a joint venture and expenses associated with the merger of Transocean and GlobalSantaFe.

Operations Quarterly Review

Revenues for the three months ended June 30, 2009 decreased 7.6 percent to $2.882 billion compared to revenues of $3.118 billion during the three months ended March 31, 2009. Of the $236 million quarter-to-quarter decrease, $209 million primarily reflected a decline in rig utilization across all rig categories, primarily related to the stacking of jackup and midwater units, a planned increase in shipyard activity and downtime resulting from unplanned operational events. Non-cash contract drilling intangible revenues also declined $29 million, compared to the first quarter 2009.

Operating and maintenance expenses for the three months ended June 30, 2009 were $1.277 billion compared to $1.171 billion for the prior three-month period, an increase of $106 million or 9.1 percent. The quarter-to-quarter increase in operating and maintenance costs consisted of $87 million related to an increase in shipyard and maintenance costs and increased costs related to newbuild rigs about to commence operations, partially offset by reduced operating costs due to stacked rigs.

General and administrative expenses decreased 5.4 percent to $53 million for the second quarter of 2009 compared to $56 million for the first quarter 2009. The decrease primarily reflects a $4 million decline in expenses related to the merger with GlobalSantaFe.

Interest Expense and Liquidity

Interest expense, net of amounts capitalized, for the second quarter of 2009 totaled $114 million compared to $136 million for the first quarter of 2009. The decrease in interest expense primarily related to lower average outstanding debt balances during the quarter compared to the first quarter 2009.

As of June 30, 2009, total debt was $12.053 billion, compared to total debt of $12.964 billion as of March 31, 2009, a decrease of $911 million.

Cash flow from operating activities totaled $1.576 billion for the second quarter of 2009 compared to $1.441 billion for the first quarter of 2009.

Effective Tax Rate

Transocean’s reported Effective Tax Rate(1) of 18.5 percent for the second quarter of 2009 reflects various discrete tax items of $16 million which primarily resulted from changes in estimates, as well as the impact of the write-down of rigs to fair market value, as described above. Excluding these items, the Annual Effective Tax Rate(2) for the second quarter of 2009 was 15.7 percent versus 15.2 percent in the first quarter of 2009.

Conference Call Information

Transocean will conduct a teleconference call at 10:00 a.m. Eastern time, 4:00 p.m. Swiss time, today. To participate, dial +1 (913) 981-4904 and refer to confirmation code 9249616 approximately five to 10 minutes prior to the scheduled start time of the call.

In addition, the conference call will be simultaneously broadcast in a listen-only mode over the Internet and can be accessed by logging onto the company’s Web address at www.deepwater.com and selecting “Investor Relations.” It may also be accessed at www.CompanyBoardroom.com by typing in Transocean’s New York Stock Exchange trading symbol, “RIG.” A file containing five charts to be discussed during the conference call, titled “2Q09 Charts,” has been posted to Transocean’s Web site and can be found by selecting “Investor Relations.”

A telephonic replay of the conference call should be available after 1:00 p.m. ET, 7:00 p.m. Swiss time, on August 5, 2009 and can be accessed by dialing +1 (719) 457-0820 and referring to the passcode 9249616. Also, a replay will be available through the Internet and can be accessed by visiting either of the above-referenced Worldwide Web addresses. Both replay options will be available for approximately 30 days.

Transocean is the world’s largest offshore drilling contractor and the leading provider of drilling management services worldwide. With a fleet of 133 mobile offshore drilling units plus 10 announced ultra-deepwater newbuild units, Transocean’s fleet is considered one of the most modern and versatile in the world due to its emphasis on technically demanding segments of the offshore drilling business. Transocean owns or operates a contract drilling fleet of 39 High-Specification Floaters (Ultra-Deepwater, Deepwater and Harsh-Environment semisubmersibles and drillships), 26 Midwater Floaters, 10 High-Specification Jackups, 55 Standard Jackups and other assets utilized in the support of offshore drilling activities worldwide.

(1)	Effective Tax Rate is defined as income tax expense divided by income before income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”
(2)

Annual Effective Tax Rate is defined as income tax expense excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes) divided by income before income taxes excluding gains on sales and similar items pursuant to Financial Accounting Standards Board Interpretation No. 18. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

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TRANSOCEAN LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
		(As adjusted)		(As adjusted)
Operating revenues
Contract drilling revenues	$2,625	$2,596	$5,459	$5,227
Contract drilling intangible revenues	75	190	179	414
Other revenues	182	316	362	571

	2,882	3,102	6,000	6,212

Costs and expenses
Operating and maintenance	1,277	1,364	2,448	2,521
Depreciation, depletion and amortization	360	337	715	704
General and administrative	53	45	109	94

	1,690	1,746	3,272	3,319

Impairment loss	(67)	—	(288)	—
Loss from disposal of assets, net	(4)	(6)	—	(3)

Operating income	1,121	1,350	2,440	2,890

Other income (expense), net
Interest income	1	10	2	23
Interest expense, net of amounts capitalized	(114)	(153)	(250)	(330)
Loss on retirement of debt	(8)	(1)	(10)	(3)
Other, net	(8)	(2)	—	(8)

	(129)	(146)	(258)	(318)

Income before income tax expense	992	1,204	2,182	2,572
Income tax expense	184	140	435	358

Net income	808	1,064	1,747	2,214
Net income (loss) attributable to noncontrolling interest	2	(1)	(1)	—

Net income attributable to controlling interest	$806	$1,065	$1,748	$2,214

Earnings per share
Basic	$2.50	$3.34	$5.43	$6.95
Diluted	$2.49	$3.31	$5.42	$6.89

Weighted average shares outstanding
Basic	320	318	320	318
Diluted	321	321	321	321

TRANSOCEAN LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

(Unaudited)

	June 30, 2009	December 31, 2008
		(As adjusted)
ASSETS
Cash and cash equivalents	$907	$963
Short-term investments	174	333
Accounts receivable, net of allowance for doubtful accounts of $52 and $114 at June 30, 2009 and December 31, 2008, respectively	2,674	2,864
Materials and supplies, net of allowance for obsolescence of $57 and $49 at June 30, 2009 and December 31, 2008, respectively	451	432
Deferred income taxes, net	46	63
Assets held for sale	186	464
Other current assets	192	230

Total current assets	4,630	5,349

Property and equipment	27,275	25,836
Less accumulated depreciation	5,624	4,975

Property and equipment, net	21,651	20,861

Goodwill	8,134	8,128
Other assets	842	844

Total assets	$35,257	$35,182

LIABILITIES AND EQUITY
Accounts payable	$829	$914
Accrued income taxes	235	317
Debt due within one year	1,163	664
Other current liabilities	732	806

Total current liabilities	2,959	2,701

Long-term debt	10,890	12,893
Deferred income taxes, net	699	666
Other long-term liabilities	1,714	1,755

Total long-term liabilities	13,303	15,314

Commitments and contingencies

Shares, CHF 15.00 par value, 502,852,947 authorized, 167,617,649 contingently authorized, 335,235,298 issued and 320,953,074 outstanding at June 30, 2009 and 502,852,947 authorized, 167,617,649 contingently authorized, 335,235,298 issued and 319,262,113 outstanding at December 31, 2008	4,468	4,444
Additional paid-in capital	7,388	7,313
Retained earnings	7,575	5,827
Accumulated other comprehensive loss	(449)	(420)

Total controlling interest shareholders’ equity	18,982	17,164

Noncontrolling interest	13	3

Total equity	18,995	17,167

Total liabilities and equity	$35,257	$35,182

TRANSOCEAN LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
		(As adjusted)		(As adjusted)
Cash flows from operating activities
Net income	$808	$1,064	$1,747	$2,214
Adjustments to reconcile net income to net cash provided by operating activities
Amortization of drilling contract intangibles	(75)	(190)	(179)	(414)
Depreciation, depletion and amortization	360	337	715	704
Share-based compensation expense	24	11	43	33
Excess tax benefit from share-based compensation plans	—	(8)	(1)	(11)
Loss from disposal of assets, net	4	6	—	3
Impairment loss	67	—	288	—
Loss on retirement of debt	8	1	10	3
Amortization of debt issue costs, discounts and premiums, net	57	44	109	85
Deferred revenue, net	49	7	43	25
Deferred expenses, net	(37)	(145)	(35)	(129)
Deferred income taxes	20	(31)	26	(56)
Other, net	14	(7)	23	(8)
Changes in operating assets and liabilities	277	(78)	228	44

Net cash provided by operating activities	1,576	1,011	3,017	2,493

Cash flows from investing activities
Capital expenditures	(947)	(420)	(1,655)	(1,189)
Proceeds from disposal of assets, net	—	93	8	347
Proceeds from short-term investments	172	—	393	—
Purchases of short-term investments	(234)	—	(234)	—
Joint ventures and other investments, net	—	—	—	(3)

Net cash used in investing activities	(1,009)	(327)	(1,488)	(845)

Cash flows from financing activities
Change in short-term borrowings, net	(476)	(351)	(500)	(355)
Proceeds from debt	231	75	319	2,051
Repayments of debt	(708)	(1,040)	(1,410)	(3,673)
Payments for warrant exercises, net	(13)	—	(13)	(4)
Proceeds from share-based compensation plans, net	5	34	22	61
Excess tax benefit from share-based compensation plans	—	8	1	11
Other, net	(1)	(1)	(4)	(4)

Net cash used in financing activities	(962)	(1,275)	(1,585)	(1,913)

Net decrease in cash and cash equivalents	(395)	(591)	(56)	(265)
Cash and cash equivalents at beginning of period	1,302	1,567	963	1,241

Cash and cash equivalents at end of period	$907	$976	$907	$976

TRANSOCEAN LTD.

FLEET OPERATING STATISTICS

	Operating Revenues ($ Millions) (1)
	Three months ended			Six months ended June 30,
	June 30, 2009	March 31, 2009	June 30, 2008	2009	2008
Contract Drilling Revenues
High-Specification Floaters:
Ultra Deepwater Floaters	$673	$702	$558	$1,375	$1,166
Deepwater Floaters	406	413	377	819	702
Harsh Environment Floaters	159	158	168	317	318
Total High-Specification Floaters	1,238	1,273	1,103	2,511	2,186
Midwater Floaters	644	708	650	1,352	1,325
High-Specification Jackups	128	151	148	278	304
Standard Jackups	608	689	674	1,298	1,385
Other Rigs	7	13	21	20	27
Subtotal	2,625	2,834	2,596	5,459	5,227
Contract Intangible Revenue	75	104	190	179	414
Other Revenues
Client Reimbursable Revenues	48	50	50	98	98
Integrated Services and Other	52	53	35	105	78
Drilling Management Services	74	70	214	145	353
Oil and Gas Properties	8	7	17	14	42
Subtotal	182	180	316	362	571
Total Company	$2,882	$3,118	$3,102	$6,000	$6,212

	Average Dayrates (1)
	Three months ended			Six months ended June 30,
	June 30, 2009	March 31, 2009	June 30, 2008	2009	2008
High-Specification Floaters:
Ultra Deepwater Floaters	$450,500	$451,000	$390,400	$450,800	$385,300
Deepwater Floaters	$339,600	$336,900	$317,400	$338,200	$301,100
Harsh Environment Floaters	$374,500	$351,100	$379,400	$362,500	$361,900
Total High-Specification Floaters	$397,600	$393,800	$360,500	$395,700	$350,500
Midwater Floaters	$302,700	$314,700	$299,300	$308,900	$295,700
High-Specification Jackups	$161,400	$169,500	$178,000	$165,700	$175,800
Standard Jackups	$149,200	$156,400	$149,400	$152,900	$147,700
Other Rigs	$48,300	$46,700	$77,400	$47,300	$49,100
Total Drilling Fleet	$255,900	$256,500	$239,300	$256,200	$233,700

	Utilization (1)
	Three months ended			Six months ended June 30,
	June 30, 2009	March 31, 2009	June 30, 2008	2009	2008
High-Specification Floaters:
Ultra Deepwater Floaters	91%	96%	87%	94%	92%
Deepwater Floaters	82%	85%	81%	84%	80%
Harsh Environment Floaters	93%	100%	98%	96%	97%
Total High-Specification Floaters	88%	92%	86%	90%	88%
Midwater Floaters	84%	89%	82%	86%	85%
High-Specification Jackups	87%	99%	91%	93%	95%
Standard Jackups	82%	89%	89%	85%	91%
Other Rigs	59%	99%	100%	80%	100%
Total Drilling Fleet	84%	91%	87%	87%	89%

(1)

Average daily revenue is defined as contract drilling revenue earned per revenue earning day in the period. A revenue earning day is defined as a day for which a rig earns dayrate after commencement of operations. Utilization is defined as the total actual number of revenue earning days in the period as a percentage of the total number of calendar days in the period for all drilling rigs in our fleet.

Transocean Ltd. and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

Operating Income Before General and Administrative Expense

to Field Operating Income

(In millions)

	Three months ended			Six months ended
	June 30, 2009	March 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Operating revenue	$2,882	$3,118	$3,102	$6,000	$6,212
Operating and maintenance expense	1,277	1,171	1,364	2,448	2,521
Depreciation, depletion and amortization	360	355	337	715	704
Impairment Loss	67	221	—	288	—
(Gain) loss from disposal of assets, net	4	(4)	6	—	3

Operating income before general and administrative expense	1,174	1,375	1,395	2,549	2,984
Add back (subtract):
Depreciation, depletion and amortization	360	355	337	715	704
Impairment Loss	67	221	—	288	—
(Gain) loss from disposal of assets, net	4	(4)	6	—	3

Field operating income	$1,605	$1,947	$1,738	$3,552	$3,691

Transocean Ltd. and Subsidiaries

Supplemental Effective Tax Rate Analysis

(In millions)

	Three months ended			Six months ended
	June 30, 2009	Mar. 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008
			(As Adjusted)		(As Adjusted)
Income before income taxes and minority interest	$992	$1,190	$1,204	$2,182	$2,572
Add back (subtract):
Impairment loss	67	221	—	288	—
Loss on sale of CDC interest	4	—	—	4	—
Gain on sale of Sedco 135D rig & inventory	(1)	—	—	(1)	—
GSF Merger related costs	2	6	3	8	4
Loss on retirement of debt	8	2	1	10	3

Adjusted income before income taxes	1,072	1,419	1,208	2,491	2,579

Income tax expense	184	251	140	435	358
Add back (subtract):
GSF Merger related costs	—	1	—	1	—
Changes in estimates (1)	(16)	(36)	2	(52)	(25)

Adjusted income tax expense (2)	$168	$216	$142	$384	$333

Effective Tax Rate (3)	18.5%	21.1%	11.6%	19.9%	13.9%

Annual Effective Tax Rate (4)	15.7%	15.2%	11.8%	15.4%	12.9%

(1)	Our estimates change as we file tax returns, settle disputes with tax authorities or become aware of other events and include changes in deferred taxes valuation allowances on deferred taxes and other tax liabilities.
(2)	The three months ended June 30, 2009 include $3 million of additional tax expense (benefit) reflecting the catch-up effect of an increase (decrease) in the annual effective tax rate from the previous quarter estimate.
(3)	Effective Tax Rate is income tax expense divided by income before income taxes.
(4)	Annual Effective Tax Rate is income tax expense excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes) divided by income before income taxes excluding gains on sales and similar items pursuant to Financial Accounting Standards Board Interpretation No. 18.